EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
SemGroup Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170968, 333-189905 and 333-214561) and Form S-3 (File No. 333-210044) of SemGroup Corporation of our report dated February 24, 2017, relating to the financial statements of White Cliffs Pipeline, L.L.C. which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
February 24, 2017